Appendix A

Amended and Restated Custodian Agreement

First Variable Rate Fund for Government Income

(D801) First Government Money Market Fund

            Calvert Tax-Free Reserves

(D802) Money Market Portfolio

(D803) Limited-Term Portfolio

(D813) Long-Term Portfolio

(D860) Vermont Municipal Portfolio

            Calvert Cash Reserves

(D807) Institutional Prime Fund

            The Calvert Fund

(D808) Calvert Income Fund

(D861) Calvert New Vision Small Cap Fund

(D878) Calvert Short Duration Income Fund

(D855) Calvert Long-Term Income Fund

(D881) Calvert Ultra Short Income Fund

            Calvert Municipal Fund, Inc.

 (D828)Calvert National Municipal Intermediate Fund

            Calvert Social Index Series, Inc.

(D872) Calvert Social Index Fund

            Calvert Impact Fund, Inc.

(D874) Large Cap Growth Fund

(D852) Calvert Small Cap Value Fund

(D853) Calvert Mid Cap Value Fund

(D883) Calvert Global Alternative Energy Fund

(D887) Calvert Global Water Fund

            Calvert Social Investment Fund

(D804) Money Market Portfolio

(D805) Balanced Portfolio

(D816) Bond Portfolio

(D819) Equity Portfolio

(D862) Enhanced Equity Portfolio

(D8A2)Calvert Conservative Allocation Fund

(D8A3)Calvert Moderate Allocation Fund

(D8A4)Calvert Aggressive Allocation Fund

            Calvert World Values Fund, Inc.

(D826) International Equity Fund

(D814) Calvert Capital Accumulation Fund

(D882) Calvert International Opportunities Fund

            Calvert SAGE Fund

(D8A9) Calvert Large Cap Value Fund

            Calvert Variable Series, Inc.

               Calvert Portfolios

(D835) Calvert Social Balanced Portfolio

(D839) Calvert Social Mid-Cap Growth Portfolio

(D850) Calvert Social International Equity Portfolio

(D880) Calvert Social Equity Portfolio

(D879) Calvert Income Portfolio

               Ameritas Portfolios

(D871) Ameritas Money Market Portfolio

(D865) Ameritas Small Capitalization Portfolio

(D866) Ameritas Mid Cap Growth Portfolio

(D875) Ameritas Mid Cap Value Portfolio

(D876) Ameritas Small Company Equity Portfolio

(D851) Ameritas Core Strategies Portfolios

            Summit Mutual Funds, Inc.

(D888) Summit Zenith Portfolio

(D889) Summit Lifestyle ETF Market Strategy Target Portfolio

(D890) Summit Lifestyle ETF Market Strategy Aggressive Portfolio

(D891) Summit Lifestyle ETF Market Strategy Conservative Portfolio

(D892) Summit Natural Resources Portfolio

(D893) Summit Inflation Protected Plus Portfolio

(D894) Summit S&P 500 Index Portfolio

(D895) Summit S&P Mid Cap 400 Index Portfolio

(D896) Summit Russell 2000 Small Cap Index Portfolio

(D897) Summit EAFE International Index Portfolio

(D898) Summit Nasdaq-100 Index Portfolio

(D8A5) Summit Lehman Aggregate Bond Index Portfolio

(D8A6) Summit Balanced Index Portfolio

(D8A7) Summit Large Cap Growth Fund

(D8A8) Calvert High-Yield Bond Fund

(D812) Calvert Short-Term Government Fund

Revised 12/12/2008